UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	June 8, 2017
MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rile 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

31527872v1

Item 8.01. OTHER EVENTS.
On June 8, 2017, MidSouth Bank, N.A. (the “Bank”), the banking subsidiary of MidSouth Bancorp, Inc. (the “Company”), was informed by the Office of the Comptroller of the Currency (the “OCC”) that the OCC has determined that the Bank is in “troubled condition” for purposes of 12 C.F.R. 5.51, Changes in Directors and Senior Executive Officers, which implements the provisions of Section 914 of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, 12 U.S.C. 1831i, and, as a result, the Bank is subject to specified restrictions on its operations.
The OCC’s determination was based on deficiencies identified in its latest examination of the Bank, including but not limited to deficiencies in asset quality, credit administration and strategic planning, although the OCC has not yet issued its report of examination. The determination is consistent with the Company’s expectations as previously disclosed. In addition to this determination, the Company expects that the Bank will become subject to some form of formal enforcement action with the OCC that will impose additional restrictions on its operations, and the Company may also become subject to formal or informal enforcement actions with the Board of Governors of the Federal Reserve.
Based on the troubled condition determination, the Bank is now subject to the following restrictions on its operations:  (1) the Bank must seek approval from the OCC prior to adding or replacing a member of its board of directors, or employing or promoting any existing employee as a senior executive officer, and (2) the Bank may not, except under certain circumstances, enter into any agreements to make severance or indemnification payments or make any such payments to “institution-affiliated parties” as defined in the regulations.

Additional Risk Factor Related to Our Business

We may become subject to enforcement actions that could have a material negative effect on our business, operations, financial condition, results of operations or the value of our common stock.

Federal and state regulators have the ability to impose substantial sanctions, restrictions and requirements on our banking and nonbanking subsidiaries if they determine, upon examination or otherwise, violations of laws, rules or regulations with which we or our subsidiaries must comply, or weaknesses or failures with respect to general standards of safety and soundness. Such enforcement may be formal or informal and can include directors’ resolutions, memoranda of understanding, consent orders, written agreements, civil money penalties and termination of deposit insurance and bank closures. Enforcement actions may be taken regardless of the capital level of the institution. In particular, institutions that are not sufficiently capitalized in accordance with regulatory standards may also face capital directives or prompt corrective action. Enforcement actions may impose restrictions on the payment of dividends or severance payments, require certain corrective steps (including staff additions or changes), impose limits on activities (such as lending, deposit taking, ability to accept brokered-deposits or branching), prescribe lending parameters (such as loan types, volumes and terms), require the disposition of certain assets and liabilities, require additional capital to be raised or expenses to be incurred or prevent us from conducting any expansionary activities, including acquisitions.

We are a bank holding company and a financial holding company under the Bank Holding Company Act. As a financial holding company, we are permitted to engage in a broader spectrum of  “financial” activities than those permitted to bank holding companies that are not financial holding companies. Under the Bank Holding Company Act and regulations of the Federal Reserve Board, a financial holding company, such as the Company, must comply with certain requirements to retain its status as a financial holding company, including among other things, a requirement that its subsidiary depository institutions remain well capitalized within the meaning of the prompt corrective action regulations, and well managed. If we were to fail to meet these requirements, we could lose our status as a financial holding company, be restricted from engaging in new financial activities or acquisitions or be required to discontinue or divest existing activities that are not generally permissible for bank holding companies.

The Bank is currently being examined by the OCC as part of the OCC’s routine examination process. The examiners have substantially completed their field work but have not yet prepared the Report of Examination. As part of that process, on June 8, 2017 the Bank was informed by the OCC that the OCC has determined that the Bank is in “troubled condition” for purposes of 12 C.F.R. 5.51, Changes in Directors and Senior Executive Officers, which implements the provisions of Section 914 of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, 12 U.S.C. 1831i, and, as a result, the Bank is subject to specified restrictions on its operations. The OCC’s determination was based on deficiencies identified in its examination of the Bank, including but not limited to deficiencies in asset quality, credit administration and strategic planning. Based on the troubled

31527872v1

condition determination, the Bank is now subject to the following restrictions on its operations:  (1) the Bank must seek approval from the OCC prior to adding or replacing a member of its board of directors, or employing or promoting any existing employee as a senior executive officer, and (2) the Bank may not, except under certain circumstances, enter into any agreements to make severance or indemnification payments or make any such payments to “institution-affiliated parties” as defined in the regulations.

While as of March 31, 2017 we were categorized as “well-capitalized” under current regulations, we expect that the OCC will also enter into some form of formal enforcement action against the Bank based on anticipated concerns regarding the Bank’s level of classified assets, credit administration practices, allowance for loan and lease losses methodologies and strategic planning. In addition to becoming subject to the restrictions that apply due to the Bank being designated as being in troubled condition, we expect that a formal enforcement action from the OCC will impose additional restrictions on our operations, which may include some or all of the restrictions discussed above. Our holding company may also become subject to formal or informal enforcement actions by the Board of Governors of the Federal Reserve which could impact our ability to remain a financial holding company. The imposition of an enforcement action, regulatory sanctions, monetary penalties or being placed in troubled condition could have a material negative effect on our business, operations, financial condition, results of operations or the value of our common stock.

31527872v1

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
Registrant
By:	/s/ James R. McLemore
James R. McLemore
President and Chief Executive Officer

Date:	June 12, 2017

31527872v1